SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC
                                      20549


                    ________________________________________

                                    FORM 8-K
                    ________________________________________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: July 21, 1997
                        (Date of earliest event reported)


                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


  DELAWARE                               0-19066                  13-3591193
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)        File Number)            Identification
                                                                 Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (864) 239-1000


                     ______________________________________




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Item 5.  Other Events

     Angeles Mortgage Investment Trust ("AMIT") and Insignia Properties Trust ("IPT"), a REIT that is a controlled, majority owned affiliate of Insignia Financial Group, Inc. ("Insignia"), announced that AMIT and IPT have executed definitive agreements to effect a non-taxable merger of the two entities.

     The definitive agreement provides that each share of the Class A stock of AMIT will be valued at $16.25 and exchanged for 1.625 shares of the Common Stock of IPT valued for purposes of the merger at $10.00 per share. The exchange ratio will be adjusted to reflect dividends and earnings of the respective trusts from December 31, 1996, through the closing of the transaction. Upon completion of the merger, the combined entity will be named Insignia Properties Trust and will continue to be publicly traded. Closing of the merger is contingent upon, among other things, AMIT's receipt of a fairness opinion, and the approval of the proposed transaction by certain governmental authorities and by the shareholders of AMIT and IPT.



Item 7.  Financial Statement and Exhibits

         (c)     Exhibits

    Exhibit No.

     99.1        Press Release dated July 21, 1997

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      INSIGNIA FINANCIAL GROUP, INC.



                                      By:      /s/  John K. Lines
                                      ---------------------------
                                                John K. Lines
                                                General Counsel and Secretary

Date:  August 1, 1997